Exhibit 2

                          SECURITIES PURCHASE AGREEMENT


         THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is entered into as of July 30, 2007, by and among each of the parties listed on Schedule I annexed hereto (each, a "Seller" and collectively, the "Sellers"), and Mast Acquisition Ltd., a Bermuda exempted limited company (the "Purchaser").

         WHEREAS, contemporaneously herewith, Purchaser is entering into an Agreement and Plan of Merger among MC Shipping Inc., a corporation organized under the laws of the Republic of Liberia (the "Company"), Purchaser and an affiliate of Purchaser (the "Merger Agreement");

         WHEREAS, the Sellers own an aggregate of 5,075,718 shares of common stock, par value $.01 per share, of the Company ("Common Stock");

         WHEREAS, each Seller desires to sell to Purchaser, and Purchaser desires to purchase from each Seller, all of such Seller's shares of Common Stock (the "Purchased Shares") on the terms set forth herein; and

         WHEREAS, prior to the execution and delivery hereof, Messrs. Enrico Bogazzi and Johan Wedell-Wedellsborg have each resigned their positions as directors of the Company (and, to the extent applicable, its subsidiaries) and did not participate in the negotiation of the Merger Agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties, covenants, and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound, agree as follows:

                                   ARTICLE 1

                      SALE AND PURCHASE OF PURCHASED SHARES

               1.1 Sale and Purchase of Purchased Shares. At the Closing (as defined below) and on the terms set forth herein, (a) each Seller shall sell and deliver to Purchaser all of its right, title, and interest in and to the amount of Purchased Shares set forth opposite such Seller's name on Schedule I hereto, and (b) Purchaser shall purchase and accept from each such Seller, all right, title, and interest of such Seller in and to such Purchased Shares, free and clear of all mortgages, liens, claims, pledges, security interests, transfer restrictions and other encumbrances ("Liens"), in each case in the amount as set forth opposite each Seller's name on Schedule I hereto. The closing (the "Closing") with respect to any Purchased Shares will take place upon the completion of the deliveries required by Section 1.3(a) and (b) hereof with respect to such Purchased Shares, it being understood and agreed that the Closing of the Purchased Shares owned by the Sellers in book-entry form (the "Electronic Shares") shall take place on the date hereof, concurrently with the execution and delivery of this Agreement.

               1.2 Purchase Price. The purchase price for the Purchased Shares shall be U.S. $14.25 per each such share. Purchaser shall pay to each Seller the amount in cash set forth opposite such Seller's name on
          Schedule I hereto (collectively, the "Aggregate Purchase Price") as consideration for the purchase of the Purchased Shares by wire transfer of immediately available funds to the accounts set forth on
          Schedule II hereto. The consideration payable by Purchaser for the Electronic Shares is set forth on Schedule I hereto.

               1.3 Deliveries.

               (a) At the Closing, (i) in respect of Purchased Shares that are not Electronic Shares (the "Certificated Shares"), if any, each Seller shall deliver to the Company's transfer agent one or more share certificates representing the relevant Purchased Shares (in such amounts as set forth opposite each such Seller's name on Schedule I hereto), accompanied by (A) a duly endorsed stock power in blank or other appropriate instrument of transfer as may be required by the transfer agent (duly endorsed or otherwise in form sufficient for transfer), and (B) written instructions to the transfer agent to issue a new share certificate to Purchaser and (ii) in respect of the Electronic Shares, if any, each Seller shall cause to be issued to Purchaser confirmation of book entry transfer of such shares into Depository Trust Company accounts of Purchaser as may be designated by Purchaser.

               (b) At the Closing, Purchaser shall deliver to each Seller the portion of the Aggregate Purchase Price payable to such Seller in accordance with Section 1.2 above.

               (c) After the date hereof, each Seller shall, with respect to such Seller's Purchased Shares (i) use its commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cooperate with Purchaser to take such further action as may be required to cause appropriate share certificates or book entries representing the relevant Purchased Shares sold by it to Purchaser hereunder to be recorded in the name of Purchaser, as Purchaser shall reasonably request (including, with respect to the Certificated Shares, making the deliveries contemplated by Section 1.3(a)(i) as promptly as practicable after the date hereof if such delivery are not made concurrently with the execution and delivery of this Agreement), it being understood and agreed, however, that nothing herein shall require such Seller to cooperate with Purchaser with respect to any action, proceeding, lawsuit or litigation relating to the execution, delivery or performance of this Agreement or the Merger Agreement.

                                   ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each Seller, individually for itself and not jointly, hereby represents and warrants to Purchaser as of the date hereof, and as of the date of the Closing of such Seller's Purchased Shares, as follows:

               2.1 Authorization. Such Seller has the requisite power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby to be performed by it. The execution and delivery by such Seller of this Agreement and the performance by it of the transactions contemplated hereby to be performed by it have been duly authorized on the part of such Seller. This Agreement has been duly executed and delivered by such Seller and, assuming the due execution and delivery of this Agreement by Purchaser and the other Seller, constitutes a valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms , except
          (i) as limited by applicable bankruptcy insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting creditor rights generally, and (ii) as limited by laws relating to specific performance, injunctive relief or other equitable remedies.

               2.2 Consents and Approvals. No consent, approval, waiver, order, or authorization of, or registration, declaration, or filing with, or notice to, the Company, any holder or third party, any governmental agency, authority, or body or any instrumentality or political subdivision thereof (in each case, whether U.S. or non-U.S.) is required to be obtained or made by such Seller in connection with the execution and delivery of this Agreement by such Seller, the performance by such Seller of the transactions contemplated hereby to be performed by it, or the consummation by such Seller of the transactions contemplated hereby other than (i) compliance with any applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and any other applicable securities or "blue sky" laws, whether state or foreign, (ii) compliance with the requirements of any antitrust, competition or trade laws, rules or regulations of any domestic or foreign government or governmental entity and (iii) any consent, approval, waiver, order, authorization, registration, declaration, filing or notice the absence of which would not have a material adverse effect on the power or ability of such Seller to perform its obligations under this Agreement.

               2.3 Title to Purchased Shares. Such Seller is the sole record and beneficial owner of, and has good and marketable title to, the Purchased Shares set forth opposite such Seller's name on Schedule I, free and clear of all Liens, other than Liens resulting from the actions or omissions of Purchaser and restrictions on transfer imposed by applicable U.S. federal or state or foreign securities laws. Except for 909 shares of Common Stock owned by each of Enrico Bogazzi and Johan Wedell-Wedellsborg, in their capacity as directors, such Purchased Shares constitute 100% of the shares of Common Stock of the Company owned by such Seller or any of its subsidiaries or affiliates. Upon the consummation of the transactions contemplated hereby, such Seller will transfer to Purchaser good and valid title to such Purchased Shares, free and clear of all Liens, other than Liens resulting from the actions or omissions of Purchaser and restrictions on transfer imposed by applicable U.S. federal or state or foreign securities laws. There are no written agreements, rights or understandings of any kind affecting such Purchased Shares to which such Seller or any of its subsidiaries or affiliates is a party.

               2.4 No Conflicts; Litigation. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of such Seller's obligations hereunder will not conflict with, or result in any violation of or default under (a) any provision of any governing instrument applicable to such Seller, (b) any material agreement or other instrument to which such Seller is a party or by which such Seller or any of its properties is bound, or
          (c) to such Seller's knowledge and except to the extent described in clauses (i), (ii) or (iii) of Section 2.2 hereof, any material foreign or domestic permit, franchise, judgment, decree, statute, rule or regulation applicable to such Seller or such Seller's business or properties. There are no legal or governmental proceedings pending or, to the knowledge of such Seller, threatened to which such Seller is a party that would have a material adverse effect on the power or ability of such Seller to perform its obligations under this Agreement.

               2.5 No Reliance. Such Seller understands and acknowledges that Purchaser, together with its affiliates, has received material non-public information regarding the Company and/or the Purchased Shares, including historical financial information and certain projections relating to the Company's business. Such Seller hereby represents and warrants that it is financially sophisticated with respect to the Purchased Shares and the Company; it is capable of obtaining all information that it deems material to the transactions contemplated hereby; it is capable of evaluating the risks associated with a transaction involving the Purchased Shares, including the risk of transacting on the basis of information that may be materially different from the information available to Purchaser, and that it is capable of sustaining any loss that may result from engaging in such a transaction on such basis without material injury; and it acknowledges that, except as expressly set forth in this Agreement, no representations have been made by Purchaser in respect of this transaction or the Company. In light of the foregoing, each Seller hereby waives any and all claims (including any and all claims under any applicable securities law) it may have or may hereafter acquire against Purchaser relating to any failure by Purchaser to disclose to such Seller any information which may be considered to be material non-public information in respect of the Company.

               2.6 Value. Such Seller understands and acknowledges that the value of the Purchased Shares may be worth more or less than the Aggregate Purchase Price.

               2.7 No Intermediary. There is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission upon consummation of the transactions contemplated hereby based upon arrangements made by or on behalf of such Seller.

               2.8 No Other Representations or Warranties. Except as set forth in this Article 2, neither Seller, its affiliates nor any of their respective officers, directors, employees or representatives make or have made any other representation or warranty, express or implied, at law or in equity, in respect of such Seller, the Purchased Shares, the Company, its subsidiaries, business or assets, or the negotiation, execution, delivery or performance of this Agreement. Any such other representation or warranty is hereby expressly disclaimed, notwithstanding the delivery or disclosure to Purchaser or its affiliates, employees, agents or representatives of any documentation or other information with respect to any one or more of the foregoing.

                                   ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to each of the Sellers as of the date hereof, and as of the Closing of such Seller's Purchased Shares, as follows:

               3.1 Authorization. Purchaser has the requisite power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby to be performed by it. The execution and delivery by Purchaser of this Agreement and the performance by it of the transactions contemplated hereby to be performed by it have been duly authorized by all necessary action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and, assuming the due execution and delivery of this Agreement by each of the Sellers, constitutes a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting creditor rights generally, and (ii) as limited by laws relating to specific performance, injunctive relief or other equitable remedies.

               3.2 Consents and Approvals. No consent, approval, waiver, order, or authorization of, or registration, declaration, or filing with, or notice to, any governmental agency, authority, or body or any instrumentality or political subdivision thereof (in each case whether U.S. or non-U.S.) is required to be obtained or made by Purchaser in connection with the execution and delivery of this Agreement by Purchaser, the performance by Purchaser of the transactions contemplated hereby to be performed by it, or the consummation of the transactions contemplated hereby other than as may be required by applicable securities laws or the requirements of any antitrust, competition or trade laws, rules or regulations or any domestic or foreign government or governmental entity.

               3.3 No Conflicts; Litigation. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of Purchaser's obligations hereunder will not conflict with, or result in any violation of or default under (a) any provision of any governing instrument applicable to Purchaser, (b) any material agreement or other instrument to which Purchaser is a party or by which Purchaser or any of its properties is bound, or (c) to Purchaser's knowledge except as required by applicable securities laws or the requirements of any antitrust, competition or trade laws, rules or regulations or any domestic or foreign government or governmental entity, any material foreign or domestic permit, franchise, judgment, decree, statute, rule or regulation applicable to Purchaser or its business or properties. There are no legal or governmental proceedings pending or, to the knowledge of Purchaser, threatened to which Purchaser is a party that would have a material adverse effect on the power or ability of Purchaser to perform its obligations under this Agreement.

               3.4 Certain Securities Law Matters. Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act, and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchased Shares. Purchaser acknowledges that the Purchased Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered, sold, pledged or otherwise transferred other than in compliance with the Securities Act and applicable state securities laws, as then in effect, or pursuant to an exemption therefrom. Purchaser is acquiring the Purchased Shares for investment for Purchaser's own account, not as a nominee or agent, and not with the view towards, or for resale in connection with, any public sale or distribution thereof.

               3.5 Sufficiency of Funds. Purchaser has sufficient funds to pay the Aggregate Purchase Price and any expenses incurred by it or its affiliates or agents in connection with the transactions contemplated by this Agreement, and to otherwise perform its obligations hereunder.

               3.6 No Intermediary. Except for HSBC Securities (USA) Inc. and Poten Capital Services, LLC, there is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

                                   ARTICLE 4

                                    COVENANTS

               4.1 Merger Transaction. Except as otherwise expressly set forth in this Agreement, each Seller agrees that it will not, and shall cause its directors, officers, employees, advisors, controlled affiliates and any other agents or representatives (to the extent permissible under applicable law) not to, knowingly take any action, or knowingly agree to take any action, which would adversely affect the consummation of any of the transactions contemplated by the Merger Agreement including participating in or supporting (directly or indirectly) any litigation challenging the Merger Agreement or the transactions contemplated thereby. Notwithstanding the foregoing, nothing herein shall affect the rights of each Seller to enforce the rights and benefits of such Seller under this Agreement.

                                   ARTICLE 5

                                  MISCELLANEOUS

               5.1 Survival. All the representations and warranties made herein shall survive the execution and delivery of this Agreement and the sale and delivery of the Purchased Shares pursuant hereto for a period of one (1) year from the Closing, except for the representations and warranties made in any of Sections 2.1, 2.3, 2.7, 3.1, 3.4 and 3.6 which shall survive for the duration of the applicable statute of limitation.

               5.2 Expenses. Each party hereto shall pay its own expenses in connection with the transactions contemplated hereby.

               5.3 Counterparts. This Agreement may be executed in multiple counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

               5.4 Entire Agreement. This Agreement (including the Schedules attached hereto) constitutes the entire agreement of the parties hereto in respect of the subject matter hereof, and supersedes all prior agreements or understandings among the parties hereto in respect of the subject matter hereof.

               5.5 Further Assurances. Each party hereto shall, and shall cause its subsidiaries and controlled affiliates (to the extent permissible under applicable law), execute and deliver all such further and additional instruments and agreements and shall take such further and additional actions, as may be reasonably requested by any other party in order to evidence or carry out the provisions of this Agreement or to consummate the transactions contemplated hereby it being understood and agreed, however, that nothing herein shall require either Seller to cooperate with Purchaser with respect to any action, proceeding, lawsuit or litigation relating to the execution, delivery or performance of this Agreement or the Merger Agreement.

               5.6 Governing Law; Jurisdiction; Venue. This Agreement shall be enforced, governed, and construed in all respects (whether in contract or in tort) in accordance with the laws of the State of New York applicable to contracts made and performed in such State, without regard to its conflicts of law provisions. Any action, suit, or proceeding seeking to enforce any provision of, or based on any matter arising out of or relating to, this Agreement or the transactions contemplated hereby can be brought exclusively in federal court sitting in the Southern District of New York or, if such court does not have jurisdiction, any district court sitting in the Borough of Manhattan, the County of New York, New York, and each of the parties hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit, or proceeding and irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit, or proceeding in any such court or that any such action, suit, or proceeding that is brought in any such court has been brought in an inconvenient forum.

               5.7 Notices. Any notice, request, demand, or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand delivery, mail (first class, certified mail, postage prepaid), facsimile, or overnight courier if to any party hereto, at the address or facsimile number set forth below such party's name on the signature pages hereto or to such other address or facsimile number as such party shall have last designated by notice to the other parties hereto in accordance with this Section 5.7. Notices sent by hand delivery shall be deemed to have been given when received or delivery is refused; notices mailed in accordance with this Section 5.7 shall be deemed to have been given three (3) days after the date so mailed; notices sent by facsimile shall be deemed to have been given when electronically confirmed; and notices sent by overnight courier shall be deemed to have been given on the next business day after the date so sent.

               5.8 Public Statements. Except as attached as Schedule III hereto, neither the Sellers, on the one hand, nor Purchaser, on the other hand shall issue any press release or make any public statement in respect of this Agreement or the transactions contemplated hereby without obtaining the prior written consent of the other party; provided, however, that each such party may make any public disclosure it believes is required by applicable law or the rules of any stock exchange (in which case the disclosing party will use its reasonable best efforts to advise the other parties prior to making the disclosure).

               5.9 Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable under the applicable law of any jurisdiction, (a) the remainder of this Agreement or the application of such provision to other persons or circumstances or in other jurisdictions shall not be affected thereby, and (b) such invalid, illegal, or unenforceable provision shall not affect the validity or enforceability of any other provision of this Agreement.

               5.10 Successors and Assigns. This Agreement (and the parties' rights or obligations hereunder) may not be assigned without the prior written consent of the non-assigning parties hereto. Except as otherwise expressly provided herein, (a) this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and (b) nothing express or implied in this Agreement is intended or shall be construed to confer upon or give any person other than the parties hereto and their respective successors and permitted assigns any right, benefit, or remedy under or by reason of this Agreement.

               5.11 Amendments and Waivers. This Agreement may be amended, modified or supplemented only pursuant to a written instrument making specific reference to this Agreement and signed by each of the parties hereto or, in the case of a waiver, the party against whom the waiver is to be effective.

               5.12 Interpretation. The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph and schedule references are to the articles, sections, paragraphs and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The term "affiliate" (which shall have the meaning set forth in Rule 144 under the Securities Act), when used with respect to each Seller, shall not include the Company or and of its subsidiaries and the term "controlled affiliate" shall mean an entity that is majority owned or as to which another entity has the direct or indirect unilateral power to direct its management and policies. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                   PURCHASER:

                                   Mast Acquisition Ltd.



                                   By:/s/ Theodore B. Young
                                      ------------------------------------------
                                   Name:  Theodore B. Young
                                   Title:   Director



                                   Address for Notices:
                                   -------------------
                                   c/o Bear Stearns Merchant Banking, LLC
                                   383 Madison Avenue
                                   New York, NY 10179
                                   Attn:  Theodore B. Young
                                   Facsimile No.:  (212) 881-9304

                                   SELLERS

                                   NAVALMAR TRANSPORTES MARITIMOS LDA

                                   By: /s/ Enrico Bogazzi
                                       -----------------------------------------
                                   Name:  Enrico Bogazzi
                                   Title:  Chief Executive Officer


                                   Address for Notices:*
                                   -------------------
                                   Enrico Bogazzi
                                   Vittorio Bogazzi & figli Spa
                                   Via Cadorna, 49/A
                                   54036 Marina di Carrara (MS)
                                   Italy
                                   Tel: +39 0585 631665
                                   Fax: +39 0585 634772

                                   WECO-REDERI HOLDING A/S

                                   By: /s/ Johan Wedell-Wedellsborg
                                       -----------------------------------------
                                   Name:  Johan Wedell-Wedellsborg
                                   Title:  Chief Executive Officer


                                   Address for Notices:*
                                   -------------------
                                   Johan Wedell-Wedellsborg
                                   Dannebrog Rederi AS
                                   Rungsted Strandvej 113
                                   DK-2960 Rungsted Kyst
                                   Denmark
                                   Tel: +45 45 17 77 13
                                   Fax: +45 45 17 77 05

                                   (*) With a copy (which shall not constitute notice) to:

                                   Lorenzo Borgogni, Esq.
                                   Greenberg Traurig, LLP
                                   The MetLife Building
                                   200 Park Avenue
                                   New York, New York  10166
                                   Tel: (212) 801-9200
                                   Fax: (212) 801-6400

                                                                     SCHEDULE I

                          SHARES BEING SOLD BY SELLERS



                                                    TOTAL NO.                        PURCHASE        PURCHASE           AGGREGATE
                      NO. OF         NO. OF            OF            PURCHASE       PRICE FOR       PRICE FOR           PURCHASE
                   ELECTRONIC     CERTIFICATED      PURCHASED       PRICE PER      CERTIFICATED     ELECTRONIC            PRICE
                      SHARES         SHARES           SHARES          SHARE           SHARES          SHARES
                   ------------   -------------     -----------     ----------     ------------     ------------       ------------

NAVALMAR            4,226,448          N/A           4,226,448        $14.25           N/A         $60,226,884.00    $60,226,884.00
TRANSAPORTES
MARITIMOS LDA

WECO-REDERI          265,937         583,333          849,270         $14.25     $8,312,495.25     $3,789,602.25     $12,102,097.50
HOLDING A/S

TOTAL               4,492,385        583,333         5,075,718          -               -          $64,016,486.25    $72,328,981.50
-----